QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 13.1

CERTIFICATION

        Certification of Chief Executive Officer, Deputy Chief Executive Officer and Group Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Annual Report on Form 20-F of National Bank of Greece S.A. ("National Bank of Greece") for the fiscal year ended December 31, 2016 (the "Report"), Leonidas Fragkiadakis, as CEO of National Bank of Greece, Paul Mylonas, as Deputy CEO and Ioannis Kyriakopoulos as Group Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of National Bank of Greece.

Dated: May 15, 2017

/s/ LEONIDAS FRAGKIADAKIS Leonidas Fragkiadakis Chief Executive Officer

/s/ PAUL MYLONAS Paul Mylonas Deputy Chief Executive Officer

/s/ IOANNIS KYRIAKOPOULOS Ioannis Kyriakopoulos Group Chief Financial Officer

        The above certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

QuickLinks

  EXHIBIT 13.1
CERTIFICATION